UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2008

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) Attached is the form of an award letter used to communicate the Company’s grant of performance shares during 2008 under its Performance Unit Plan.  This Plan provides long-term incentive compensation to 3M’s executives based on the Company’s attainment of performance criteria selected by the Compensation Committee of the Board of Directors.  These performance shares may result in the issuance of actual shares of 3M common stock under the 2005 Management Stock Ownership Program.

The above description is qualified in its entirety by reference to the actual form, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	Form of Agreement for Performance Unit or Share Awards to Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: May 8, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Agreement for Performance Unit or Share Awards to Executive Officers